Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 13, 2023, relating to the financial statements of TE Connectivity Ltd. and the effectiveness of TE Connectivity Ltd.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of TE Connectivity Ltd. for the year ended September 29, 2023.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

March 15, 2024